Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(88,834,508)
Realized Gain (Loss) on Swap Contracts	(18,380,712)
Unrealized Gain (Loss) on Market Value of Commodity Futures	27,938,118
Unrealized gain (loss) on Fair Value of Swap Contracts	130
Dividend Income	2,453,111
Interest Income	2,847,527
ETF Transaction Fees	34,000
Total Income (Loss)	$(73,942,334)

Expenses
General Partner Management Fees	$490,537
Professional Fees	224,484
Brokerage Commissions	139,449
Directors' Fees and insurance	33,806
License fees	16,351
Total Expenses	$904,627
Net Income (Loss)	$(74,846,961)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/24	$1,383,533,370
Additions (8,700,000 Shares)	606,265,096
Withdrawals ((8,100,000) Shares)	(572,027,510)
Net Income (Loss)	(74,846,961)

Net Asset Value End of Month	$1,342,923,995
Net Asset Value Per Share (19,223,603 Shares)	$69.86

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596